UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2026
___________________________________
Federal Signal Corporation
(Exact name of registrant as specified in its charter)
___________________________________

Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1333 Butterfield Road, Downers Grove, Illinois
(Address of principal executive offices)
60515
(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	FSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(d) On February 26, 2026, the Board of Directors (the “Board”) of Federal Signal Corporation (the “Company”) increased its size from seven to nine directors and, following the recommendation of the Governance and Sustainability Committee of the Board, appointed Richard A. Maue and Eric A. Vaillancourt to the Board.

Mr. Maue will serve as a member of the Audit Committee of the Board (the “Audit Committee”). As compensation for his service as a director, Mr. Maue will be eligible to receive the Company's standard annual compensation for service on the Board and its applicable committees as in effect from time to time (the "Standard Director Compensation"). Under the Standard Director Compensation currently in effect, he will be eligible to receive an annual base retainer of $90,000 and an annual committee retainer of $9,000 for membership on the Audit Committee, both of which will be paid quarterly and pro-rated for 2026 based upon the effective date of his appointment. Until Mr. Maue meets the Company’s stock ownership requirements for directors, 50% of his annual retainers will be paid in the form of shares of our common stock. In addition, Mr. Maue will be eligible to receive an annual equity award of $145,000, beginning in 2026.

Since January 2013, Mr. Maue has served as the Chief Financial Officer (“CFO”) of Crane Company (“Crane”) (NYSE: CR), a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets.

Mr. Maue joined Crane as Vice President, Controller and Chief Accounting Officer in August 2007. He served in that capacity until May 2010, when he became Co-CFO and in 2013 was promoted to Vice President, Finance and CFO, assuming full responsibility for all finance functions at Crane. In January 2019, Mr. Maue was promoted to Senior Vice President, and in March 2019, he also assumed segment leadership responsibility for Crane’s Aerospace and Electronics business until February 2023, at which time Mr. Maue was promoted to Executive Vice President.

Prior to joining Crane, Mr. Maue worked at Paxar Corporation as Vice President, Controller and Chief Accounting Officer and at Protiviti, Inc. as a Director in their Internal Audit Practice. Mr. Maue started his career in the audit and business advisory practice at Arthur Andersen.

Mr. Maue graduated from Villanova University with a Bachelor of Science in accounting and is a certified public accountant.

Mr. Vaillancourt will serve as a member of the Compensation and Benefits Committee of the Board (the “Compensation and Benefits Committee”). As compensation for his service as a director, Mr. Vaillancourt will be eligible to receive the Standard Director Compensation. Under the Standard Director Compensation currently in effect, he will be eligible to receive an annual base retainer of $90,000 and an annual committee retainer of $6,000 for membership on the Compensation and Benefits Committee, both of which will be paid quarterly and pro-rated for 2026 based upon the effective date of his appointment. Until Mr. Vaillancourt meets the Company’s stock ownership requirements for directors, 50% of his annual retainers will be paid in the form of shares of our common stock. In addition, Mr. Vaillancourt will be eligible to receive an annual equity award of $145,000, beginning in 2026.

Since November 28, 2021, Mr. Vaillancourt has served as President and Chief Executive Officer (“CEO”) of Enpro Inc. (“Enpro”) (NYSE: NPO), a leading industrial technology company focused on critical applications across many end-markets, including semiconductor, industrial process, commercial vehicle, sustainable power generation, aerospace, food and pharma, photonics, and life sciences.

Prior to his appointment as Enpro’s President and CEO, Mr. Vaillancourt served as its Interim President and CEO beginning in August 2021. Before assuming the interim role, Mr. Vaillancourt was President of Enpro’s Sealing Technologies segment starting in August 2020. Earlier, Mr. Vaillancourt served as President, STEMCO division beginning in July 2018, and as President of the Garlock division starting in November 2014. Since joining Enpro in 2009, Mr. Vaillancourt has also held roles including President, Garlock Sealing Products and Vice President of Sales and Marketing of the Garlock division.

Prior to joining Enpro, Mr. Vaillancourt held positions of increasing responsibility with Bluelinx Corporation, culminating in his position as Regional Vice President North-Sales and Distribution.

Mr. Vaillancourt received a Bachelor of Science in Business Management from Empire State College and completed the Harvard Advanced Management Program in 2014.

Neither Mr. Maue nor Mr. Vaillancourt is party to any arrangement or understanding with any person pursuant to which he was appointed as a director, nor is either Mr. Maue or Mr. Vaillancourt party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

A copy of the related press release announcing Mr. Maue’s and Mr. Vaillancourt’s appointments is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Federal Signal Corporation Press Release, dated February 26, 2026
	104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

 SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: February 26, 2026	By:	/s/ Ian A. Hudson
Ian A. Hudson, Senior Vice President and Chief Financial Officer